                                                                    Exhibit 11.0
                          NEUROMEDICAL SYSTEMS, INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                                 Three Months Ended March 31,
                                                            --------------------------------------
                                                                  1997                 1996
                                                            -----------------    -----------------
Weighted average number of common shares outstanding              30,825,319           28,808,485

Net loss for period                                           $   (9,725,000)       $  (6,847,000)
                                                              --------------       --------------

Net loss per share                                            $        (0.32)       $       (0.24)
                                                              ==============       ==============

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                          NEUROMEDICAL SYSTEMS, INC.
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                           Three Months Ended March 31,
                                                           ---------------------------------------
                                                                  1997                1996
                                                           ------------------- -------------------
Weighted average number of common shares outstanding           30,825,319          28,808,485

Assumed exercise of stock options and warrants using
  the treasury stock method (1)                                 2,778,917           3,849,787
                                                           --------------      --------------
Weighted average number of common and common
 equivalent shares outstanding                                 33,604,236          32,658,272
                                                           ==============      ==============

Net loss for period                                        $   (9,725,000)     $   (6,847,000)
                                                           --------------      --------------
Net loss per share                                         $        (0.29)     $        (0.21)
                                                           ==============      ==============

(1) For purposes of calculating the number of shares issuable upon exercise of outstanding stock options and warrants, daily average closing stock price of $10.13 was used for 1997, and the closing stock price of $20.75 was used for 1996.